Two copies of this agreement should         Sun Life Annuity Service Center
be returned to:                             P.O. Box 1024
                                            Boston, MA 02103


                     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
          A Wholly-Owned Subsidiary of Sun Life Assurance Company of Canada


EXECUTIVE OFFICE:                         HOME OFFICE:                    ANNUITY SERVICE MAILING ADDRESS:
One Sun Life Executive Park               Wilmington, Delaware            Sun Life Annuity
Wellesley Hills, Massachusetts 02181                                      Service Center
                                                                          P.O. Box 1024
                                                                          Boston, Massachusetts 02103


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                               GENERAL AGENT AGREEMENT
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    AGREEMENT by and between Sun Life Assurance Company of Canada (U.S.) ("Sun
Life of Canada (U.S.)"), a Delaware Corporation; Clarendon Insurance Agency, Inc. ("Clarendon"), a Massachusetts Corporation, and ______________("General Agent"), as follows:

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                                     I WITNESSETH
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    WHEREAS, Sun Life of Canada (U.S.) proposes to have General Agent and
General Agent's insurance agents ("sub-agents") solicit and sell certain Insurance and Annuity Plans, ("Plans"); and
    WHEREAS, Clarendon has agreed with Sun Life of Canada (U.S.) to coordinate the marketing of the Plans.
    NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

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           II APPOINTMENT OF GENERAL AGENT FOR INSURANCE AND ANNUITY PLANS
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A.  APPOINTMENT

    Sun Life of Canada (U.S.) hereby appoints General Agent as a general agent of Sun Life of Canada (U.S.) for the solicitation of sales of the Plans.

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                      III  AUTHORITY AND DUTIES OF GENERAL AGENT
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A.  PLANS AND DISTRIBUTION AUTHORITY

    The Plans issued by Sun Life of Canada (U.S.) to which this Agreement applies are listed in Exhibit A. Exhibit A may be amended from time to time by Sun Life of Canada (U.S.). Sun Life of Canada (U.S.), in its sole discretion and without notice to General Agent, may suspend sales of any Plans or may amend any policies or contracts evidencing such Plans. General Agent is authorized to procure directly and/or through the sub-agents appointed by it, applications for the Plans but shall limit solicitations to those jurisdictions where it has been licensed to solicit sales of life insurance policies and annuity contracts.

B.  APPOINTMENT OF SUB-AGENTS

    General Agent is authorized to appoint sub-agents to solicit sales of the Plans. All sub-agents appointed by General Agent pursuant to this Agreement shall be duly licensed under the applicable insurance laws to sell the Plans by the proper authorities within the jurisdictions where General Agent proposes to offer the Plans and where Sun Life of Canada (U.S.) is duly authorized to conduct business. Sun Life of Canada (U.S.) shall provide General Agent with a list which shows: (1) the jurisdictions where Sun Life of Canada (U.S.) is authorized to do business; and (2) any limitations on the availability of the Plans in any of such jurisdictions, General Agent agrees to fulfill all requirements set forth in the General Letter of Recommendation attached as Exhibit B in conjunction with the submission of licensing/appointment papers for all applications as sub-agents submitted by General Agent and to submit such other forms regarding each sub-agent as Sun Life of Canada (U.S.) and Clarendon may require. No applicant will be appointed as an agent of Sun Life of Canada (U.S.) unless all such papers and forms have been completed and are satisfactory to Clarendon.

C.  SECURING APPLICATIONS

    All applications for the Plans covered hereby shall be made on application forms supplied by Sun Life of Canada (U.S.) and all payments collected by General Agent or any sub-agent of General Agent shall be remitted promptly in full, together with such application forms and any other required documentation, directly to Sun Life of Canada (U.S.) at the address indicated on such application or to such other address as Sun Life of Canada (U.S.) may, from time to time designate in writing. Checks or money orders in payment on any such Plan shall be drawn to the order of "Sun Life Assurance Company of Canada (U.S.)". All applications are subject to acceptance or rejection by Sun Life of Canada (U.S.) at its sole discretion.

D.  SUPERVISION OF SUB-AGENTS

    1. General Agent shall supervise any sub-agents appointed by it to solicit sales of the Plans and General Agent shall be responsible, without regard to any technical distinction between this relationship and that which exists in law between principal and agent, for all acts and omissions of each sub-agent within the scope of his agency appointment at all times. General Agent shall exercise all responsibilities required by the applicable state law and regulations. Nothing contained in this Agreement or otherwise shall be deemed to make any sub-agents appointed by General Agent an employee or agent of Sun Life of Canada (U.S.) or Clarendon. Neither Sun Life of Canada (U.S.) nor Clarendon shall have any responsibility for the supervision of any sub-agents of General Agent and if the act or omission of a sub-agent or any other employee of General Agent is the proximate cause of any claim, damage or liability to Sun Life of Canada (U.S.) and/or Clarendon (including reasonable attorneys' fees). General Agent shall be responsible and liable therefor.

    2. Sun Life of Canada (U.S.) or Clarendon may, by written notice to General Agent, refuse to permit any sub-agent to solicit applications for the sale of any of the Plans and may, by such notice, require General Agent to cause any sub-agent to cease any such solicitation or sales, and, Sun Life of Canada (U.S.) or Clarendon may require General Agent to cancel the appointment of any sub-agent.

    3. General Agent is responsible for the selection or appointment of sub-agents for the sales of the Plans. General Agent is responsible for preparation and transmission of the proper appointment and licensing forms to Clarendon and to insure that all sales personnel are appropriately licensed.

    4. General Agent shall pay all fees to state insurance regulatory authorities in connection with obtaining necessary licenses and appointments for sub-agents appointed hereunder. All fees payable to such regulatory authorities in connection with the initial appointment of sub-agents who already possess necessary licenses shall be paid by Sun Life of Canada (U.S.). Any renewal license fees due after the initial appointment of a sub-agent hereunder shall be paid by General Agent.

    5. Before a sub-agent is permitted to sell the Plans, General Agent and the sub-agent shall have entered into an agreement pursuant to which the sub-agent shall be appointed a sub-agent of General Agent and in which the sub-agent shall agree that his or her selling activities relating to the Plans shall be under the supervision and control of General Agent, and that the sub-agent's right to continue to sell such Plans is subject to his or her continued compliance with such agreement.

E.  MONEY RECEIVED BY GENERAL AGENT

    All money payable in connection with any of the Plans, whether as premium, purchase payment or otherwise and whether paid by or on behalf of any policy holder, contract owner or certificateholder or anyone else having an interest in the Plans is the property of Sun Life of Canada (U.S.), and shall be transmitted immediately in accordance with the administrative procedures of Sun Life of Canada (U.S.) without any deduction or offset for any reason, including by example but not limitation, any deduction or offset for compensation claimed by General Agent.

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                                   IV  COMPENSATION
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A.  COMMISSIONS

    Commissions payable to General Agent or to any sub-agent in connection with the Plans shall be paid by Sun Life of Canada (U.S.) or by Clarendon on behalf of Sun Life of Canada (U.S.) to the person(s) entitled thereto through General Agent or as otherwise required by law. Sun Life of Canada (U.S.) shall provide General Agent with a copy of its current Commission Schedule. Commissions shall be paid as a percentage of premiums or purchase payments (Premiums and Purchase Payments are hereinafter referred to collectively as "Payments") received and accepted by Sun Life of Canada (U.S.) on applications obtained by the various sub-agents appointed by General Agent. Upon termination of this Agreement, all compensation to the General Agent and any sub-agents appointed by General Agent shall cease; however, General Agent shall continue to be liable for any chargebacks pursuant to the provisions of said Commission Schedule or for any other amounts advanced by or otherwise due Sun Life of Canada (U.S.).

B.  TIME OF PAYMENT

    Sun life of Canada (U.S.) shall pay any compensation due General Agent hereunder within fifteen (15) days after the end of the calendar month in which Payments upon which such compensation is based are accepted by Sun Life of Canada (U.S.).

C.  AMENDMENT OF SCHEDULES

    Sun Life of Canada (U.S.) may, upon at least ten (10) days prior written notice to General Agent change the commission schedule. Any such change shall be by written amendment of the commission schedule and shall apply to compensation due on applications received by Sun Life of Canada (U.S.) after the effective date of such notice.

D.  PROHIBITION AGAINST REBATES

    If General Agent or any sub-agent of General Agent shall rebate or offer to rebate all or any part of a Payment on a Plan, or if General Agent or any sub-agent of General Agent shall withhold any Payment on any Plan, the same shall be grounds for termination of this Agreement by Sun Life of Canada (U.S.):
If General Agent or any sub-agent of General Agent shall at any time induce or endeavor to induce any owner of any Plan to discontinue Payments or to relinquish any such Plan except under circumstances where there is reasonable grounds for believing the Plan is not suitable for such person, any and all compensation due General Agent shall cease and terminate.

E.  INDEBTEDNESS

    Nothing in this Agreement shall be construed as giving General Agent the right to incur any indebtedness on behalf of Sun Life of Canada (U.S.). General Agent hereby authorizes Sun Life of Canada (U.S.) to set off liabilities of General Agent to Sun Life of Canada (U.S.) against any and all amounts otherwise payable to General Agent by Sun Life of Canada (U.S.).

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                                V  GENERAL PROVISIONS
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A.  WAIVER

    Failure of either party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

B.  INDEPENDENT CONTRACTORS

    Sun Life of Canada (U.S.) and Clarendon are independent contractors with respect to General Agent and sub-agents.

C.  LIMITATIONS

    The General Agent shall not have the authority on behalf of Sun Life of Canada (U.S.) to make, alter, or discharge any Plan issued by Sun Life of Canada (U.S.), to waive any forfeiture or to grant, permit, nor to extend the time of making any Payments, nor to guarantee dividends, nor to alter the forms which Sun Life of Canada (U.S.) may prescribe or substitute other forms in place of those prescribed by Sun Life of Canada (U.S.); nor to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of Sun Life of Canada (U.S.).

D.  INDEMNIFICATION

    General Agent shall indemnify and hold Sun Life of Canada (U.S.) and Clarendon harmless from any and all expenses, costs, causes of action, loss or damages from negligent, fraudulent or unauthorized acts or omissions by General Agent and/or sub-agents.

E.  BINDING EFFECT

    This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns provided that the General Agent may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Sun Life of Canada (U.S.).

F.  REGULATIONS

    All parties agree to observe and comply with the existing laws and rules or regulations of applicable local, state, or federal regulatory authorities and with those which may be enacted or adopted during the term of this Agreement regulating the business contemplated hereby in any jurisdiction in which the business described herein is to be transacted.

G.  NOTICES

    All notices or communications shall be sent to the address shown in sub paragraph M of Section V of this Agreement or to such other address as the party may request by giving written notice to the other parties.

H.  GOVERNING LAW

    This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

I.  AMENDMENT OF AGREEMENT

    Sun Life of Canada (U.S.) reserves the right to amend this Agreement at any time and the General Agent's submission of an application after notice of any such amendment has been sent to the other parties shall constitute the other parties' agreement to any such amendment.

J.  SALES PROMOTION MATERIALS AND ADVERTISING

    Neither General Agent nor any of its sub-agents shall print, publish or distribute any advertisement, circular or any document relating to the Plans distributed pursuant to this Agreement or relating to Sun Life of Canada (U.S.) unless such advertisement, circular or document shall have been approved in writing by Sun Life of Canada (U.S.). Provided, however, that nothing herein shall prohibit General Agent or any sub-agent from advertising life insurance and annuities in general or on a generic basis.

K.  AUDIT REQUIREMENTS

    General Agent shall supply Sun Life of Canada (U.S.) with all information reasonably required with respect to this Agreement including financial statements. Sun Life of Canada (U.S.) shall have the right to inspect without notice but only at reasonable times the relevant books and records of the General Agent pertaining to the Agreement.

L.  TERMINATION

    This Agreement may be terminated, without cause, by any party upon thirty
(30) days prior written notice; and may be terminated, for cause, by any party immediately; and shall be terminated if Clarendon or Broker-dealer shall cease to be a registered Broker-dealer under the Securities Exchange Act of 1934 and a member of the NASD. Upon termination, Sun Life of Canada (U.S.) shall be entitled, at its sole discretion, to assign the Plans sold hereunder to such other Broker-dealer and/or General Agent as may be selected by it and upon such assignment, all rights and duties hereunder, including compensation, shall pass to the new Broker-dealer and/or General Agent so selected.

M.  ADDRESS FOR NOTICES

    SUNLIFE ASSURANCE CO. OF CANADA (U.S.)
    Attn: Secretary's Department
    One Sun Life Executive Park
    Wellesley Hills, MA  02181

    SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

    By
      -----------------------------------------




    Name and Address of General-Agent:

    -------------------------------------------

    -------------------------------------------

    -------------------------------------------

    -------------------------------------------

    -------------------------------------------

    General Agent's Signature

    By
      -----------------------------------------
      (Signature of General Agent)

    -------------------------------------------
    Name and Title of General Agent

    Dated
         --------------------------------------

    Tax ID Number of General Agent
    or agency
             ----------------------------------

                                      EXHIBIT A

Attached to and made part of the General Agent Agreement with Sun Life Assurance Company of Canada (U.S.) "Sun Life of Canada (U.S.)".

Commission will be paid to General Agent (or to Agency if required by law) in the percentages shown below:

TYPE OF PLAN                                                         COMMISSION

Horizon One-Year Guaranteed Fixed Annuity

Horizon Five-Year Guaranteed Fixed Annuity -
ADDITIONAL PAYMENTS ONLY

Horizon Plus Guaranteed Fixed Annuity
         Initial Payments
         Additional Payments
         Amount Applied to any Five Year
          Subsequent Guarantee Period
         Amount Applied to any One Year
          Subsequent Guarantee Period

The payee of such Commissions, whether General Agent or Agency is hereafter referred to as "payee".

Commissions will be paid to the Payee based on premiums or purchase payments paid in cash or check and accepted by Sun Life of Canada (U.S.) on plans made available by Sun Life of Canada (U.S.) under the said GENERAL AGENT AGREEMENT, except that commissions will not be paid on premiums or purchase payments submitted directly from the proceeds of the surrender of Spectrum Variable Annuity Contracts issued by Nationwide Life Insurance Company.

COMMISSION CHARGEBACKS

In the event a policy, contract or certificate is returned to Sun Life of Canada (U.S.) pursuant to the so-called "ten day free look" or "right to return contract" provision of the policy or contract, the full commission paid thereon shall be charged back to the Payee. It should be noted that the ten day period in which any Owner may return the contract commences upon receipt of the contract by the Owner. If a contract is mailed to the General Agent or Sub-Agent for the delivery to the owner, such a "ten day free look" must commence within 30 days after mailing to the General Agent or Sub-Agent, the General Agent shall be responsible for paying to the Owner any loss in contract value as a result of late delivery.

With regard to Horizon I & V contracts allocated to the fixed account, in the event a policy, contract or certificate is fully surrendered during the first contract year, the full commission paid thereon shall be charged back to the Payee if the full surrender occurs prior to the date six months preceding the first contract anniversary and 50% of the commission paid thereon shall be charged back to the Payee if the full surrender occurs between the date six months preceding the contract anniversary and the first contract anniversary.

With regard to the HORIZON PLUS contracts, in the event a policy, contract, or certificate is fully surrendered, commissions will be charged back to the Payee as follows: All commissions paid on an amount surrendered within six months of said amount being paid to the Company shall be charged back; 50% of commissions paid on an amount surrendered after six months, but within twelve months of said amount being paid to the Company, shall be charged back.

To the extent permitted by law, the amount so charged back may, at the option of Sun Life of Canada (U.S.), be set off against commission payments otherwise due to the Payee.

REFUND OF PREMIUMS OR PURCHASE PAYMENTS

Should any premium or purchase payment on any policy, contract, or certificate issued by Sun Life of Canada (U.S.) be refunded for any reason, Payee shall repay or return any commissions received by it with respect to such premiums or purchase payment.

                                      EXHIBIT B

                           GENERAL LETTER OF RECOMMENDATION


    GENERAL AGENT hereby certifies to Sun Life of Canada (U.S.) that all the following requirements will be fulfilled in conjunction with the submission of licensing/appointment papers for all applicants as sub-agents submitted by GENERAL AGENT. GENERAL AGENT will, upon request, forward proof of compliance with same to Sun Life of Canada (U.S.) in a timely manner.

1. We have made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence and business reputation. We declare that each applicant is known to be of good moral character and that the individuals's reliability and financial responsibility are documented by evidence of past performance. Each individual is trustworthy, competent and qualified to act as an agent of Sun Life of Canada (U.S.) and to hold himself out in good faith to the general public. We vouch for each applicant.

2. We certify that all educational requirements have been met for the specific state each applicant is requesting a license in, and that, all such persons have fulfilled the appropriate examination, education and training requirements.

3. We hereby warrant that the applicant is not applying for a license with Sun Life of Canada (U.S.) in order to place insurance chiefly and solely on his life or property, lives or property of his relatives, or property or liability of his associates.

4. We certify that each applicant will receive close and adequate supervision, and that we will make inspection when needed of any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.

5. We will not permit any applicant to transact insurance as an agent until duly licensed therefore. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.